UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           November 22, 2021

WEED, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-219922	83-0452269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4920 N. Post Trail
Tucson, AZ 85750
(Address of principal executive offices) (zip code)

(520) 818-8582
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry Into Material Definitive Agreement

On November 22, 2021, we closed the purchase of property located in Westfield, New York known as the Sugar Hill Golf Course. The final purchase was pursuant to the terms of an amended foreclosure proceeding that began in July 2019 wherein we were the winning bidder. Under terms of our bid the total purchase price for the property was $597,000, of which we paid $120,000 as a deposit. Thereafter our agreement to purchase the property from foreclosure was amended and extended several times and we made numerous $10,000 monthly payments and several additional payments related to the extension to close the purchase, all of which led up to the December 1, 2021 deadline when approximately $172,000 was owed under the terms of the foreclosure. In mid-November 2021, we paid the final $172,000 and the final deed documents were recorded with the Chautauqua County, NY Clerk’s Office on November 22, 2021. We also paid approximately $50,000 in taxes and fees related to the property.

The property is approximately 43 acres and has unlimited water extraction rights from the State of New York. We plan to use this property as our inroads to the New York hemp and infused beverage markets in the future. There are no current plans or budget to proceed with operations in New York.

On November 2, 2021, we borrowed $300,000 from Glenn E. Martin, one of our officers and directors, in order to pay the final payment of $172,000 to acquire the Sugar Hill Golf Course. Under the terms of the promissory note, the principal amount bears interest at five percent (5%) per annum and matures on December 31, 2022.

SECTION 7- Regulation FD

Item7.01	Regulation FD Disclosure.

On December 2, 2021, we issued a press release announcing the closing of our purchase of the Sugar Hill Golf Course in Westfield, New York. A copy of the press release is furnished with this Current Report as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such section, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

SECTION 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Promissory issued by SOBR Safe, Inc. to Glenn E. Martin dated November 2, 2021

99.1	Press Release dated December, 2021 issued by SOBR Safe, Inc. announcing the closing of our purchase of the Sugar Hill Golf Course in Westfield, New York

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEED, Inc.,
a Nevada corporation

December 9, 2021	By: /s/ Glenn E. Martin
Glenn E. Martin, Chief Executive Officer
(Principal Executive Officer)